SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 23, 2008

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 683-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2008, based on the recommendation of the Corporate Governance and Nominating Committee of EXACT Sciences Corporation (the “Company”), the Board of Directors of the Company (the “Board”) elected Michael E. Singer to the Board.  Mr. Singer has not been elected to any committees of the Board.

Item 7.01                                             Regulation FD Disclosure.

On November 25, 2008, the Company issued a press release announcing Mr. Singer’s appointment to the Board.  A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits:

99.1                           Press Release issued by the registrant on November 25, 2008, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

November 25, 2008	By:	/s/ Charles R. Carelli, Jr.
Charles R. Carelli, Jr.
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the registrant on November 25, 2008, furnished herewith.